UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

MYREXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Xstelos Holdings, Inc. 630 Fifth Avenue, Suite 2260 New York, NY		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 214-7800

305 Chipeta Way, Salt Lake City, UT 84108
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective February 13, 2013, the Board of Directors (the “Board”) of Myrexis, Inc. (the “Company”) appointed Steven D. Scheiwe and Michael C. Pearce to the Board.  Mr. Scheiwe was appointed as a Class I director with a term expiring at the 2013 annual meeting of stockholders.  Mr. Pearce was appointed as a Class III director with a term expiring at the 2012 annual meeting of stockholders.

Mr. Scheiwe has been the President of Ontrac Advisors, Inc., an analysis and business management services provider to public and private entities, since 2001.  Mr. Scheiwe has been a director of Hancock Fabrics, Inc., a fabric retailer, since August 2008 and its Non-executive chairman since August 2009, and is a member of its audit, management review and compensation and nominating and corporate governance committees. He is also a director and member of the audit and compensation committees of FiberTower Corporation, a wireless backhaul services provider, and has held those positions since 2006; currently a director and member of the audit and the nominating and corporate governance committees of Primus Telecommunications Group, Inc., an integrated facilities-based communications services provider (“Primus”), which positions he has held since August 2010, and previously served as a member of Primus’ compensation committee; and also serves as a director and member of the audit and compensation committees for Washington Mutual Inc. Holding Corp (“WMIHC”) and Xstelos Holdings, Inc.  Mr. Scheiwe also formerly served as a director of Movie Gallery, Inc., Zemex Minerals Group, Inc., American Restaurant Group, Inc., Friedman’s, Inc., Footstar, Inc. and General Chemical Industrial Products, Inc.  Mr. Scheiwe has extensive business management experience with both public and private companies. Mr. Scheiwe also has served on the boards of several additional organizations of varying sizes.

Mr. Pearce has served as Chairman of Pernix Therapeutics Holdings (Nasdaq: PTX), a profitable specialty pharmaceutical company focused on the pediatric marketplace, since March 2010.  Additionally, he has been a principal in Relevant Therapeutics LLC, since November 2011, and is majority shareholder of Hatteras Equity, an active acquirer of distressed real estate assets in coastal North Carolina. From 2007 until 2010, he led a repositioning of Golf Trust of America, Inc (NYSE Amex: GTA) while serving in the capacity of Chairman and Chief Executive Officer. Over the course of twenty-five years, Mr. Pearce was employed in various technology industry management positions. From late 1999-2001, he served as Chief Executive Officer of iEntertainment Network during a corporate restructuring and recapitalization. From 1996-1998, he was Senior Vice President of Sales and Marketing for VocalTec Communications, predecessor corporation to magicJack VocalTec Ltd (Nasdaq: CALL), later returning in a consulting capacity to its chairman on matters pertaining to business development, strategic alternatives, and mergers and acquisitions. From 1983-1996, he was employed as Senior Vice President of Sales and Marketing at Ventana Communications, a subsidiary of Thomson Corporation; Vice President of Sales at Librex Computer Systems, a subsidiary of Nippon Steel Corporation and; National Sales Manager at Hyundai Electronics America.  From 1979 to 1983, Mr. Pearce attended Southern Methodist University. He has served on the board of directors of several publicly-traded and privately-held companies, including Swiss Precision Corporation, Reliability Corporation, and Spatializer Audio Labs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2013	MYREXIS, INC.

	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	Chairman, President and Chief Executive Officer